Lueder, Larkin & Hunter, LLC
ALTA Universal ID:
12345 Veterans Memorial Highway
Douglasville, GA 30134

File No./Escrow No.:	GA-DG-26-0068-PUR
Print Date & Time:	March 06, 2026 5:00 pm
Officer/Escrow Officer:	Julie Edwards
Settlement Location:	12345 Veterans Memorial Highway Douglasville, GA 30134
Property Address:	8654 Ashley Way Douglasville, GA 30134
Borrower:	Jessica Gay 3666 Glenda St lot 21 Lithia Springs, GA 30122
Seller:	Landa App LLC - 8654 Ashley Way Douglasville Georgia LLC 996 Greenwood Avenue NE Atlanta, GA 30306
Lender:	American Pacific Mortgage Corporation
Settlement Date :	March 06, 2026
Disbursement Date :	March 06, 2026

Seller		Description	Borrower	
Debit	Credit		Debit	Credit
		Financial		
	130,000.00	Sale Price of Property	130,000.00	
		Deposit		500.00
		Loan Amount		127,645.00
7,000.00		Seller Credit		7,000.00
		Prorations/Adjustments		
303.21		County Taxes 01/01/26-03/05/26		303.21
		Loan Charges to American Pacific Mortgage Corporation		
		% of Loan Amount (Points)	153.17	
		Processing Fee	795.00	
		Underwriting Fee	1,095.00	
		Appraisal Fee $650.00 paid outside closing by Borrower		
		Appraisal Reinspection Fee	175.00	
		Credit Report Fee	117.00	

Seller		Description	Borrower	
Debit	Credit		Debit	Credit
		Loan Charges to American Pacific Mortgage Corporation (continued)		
		MIP	60.00	
			2,195.37	
		Prepaid Interest $21.42 per day from 03/06/26 to 04/01/26 American Pacific Mortgage Corporation	556.92	
		Other Loan Charges		
		E-Recording Service/Review Fee to Simplifile/ Lueder, Larkin & Hunter, LLC	20.00	
		Impounds		
		Homeowner's Insurance to American Pacific Mortgage Corporation 4.000 Months at $163.33/month	653.32	
		Property Taxes to American Pacific Mortgage Corporation 7.000 Months at $144.10/month	1,008.70	
		Aggregate Adjustment to American Pacific Mortgage Corporation		432.30
		Title Charges and Escrow/Settlement Charges		
		Buyer/Borrower Post Closing Fee to Lueder, Larkin & Hunter, LLC	125.00	
		Closing Fee (Purchase) to Lueder, Larkin & Hunter, LLC	750.00	
		CPL to Chicago Title Insurance Company	50.00	
		Lender's Title Insurance to Windward Title, LLC Coverage: $127,645.00 Premium: $200.00 Version:	200.00	
125.00		Seller Post-Closing Fee to Lueder, Larkin & Hunter, LLC		
		Title Binder to Lueder, Larkin & Hunter, LLC	125.00	
		Title Exam/Review to Lueder, Larkin & Hunter, LLC	275.00	
		Owner's Title Insurance to Windward Title, LLC Coverage: $130,000.00 Premium: $826.50 Version:	826.50	
		Commissions		
2,600.00		Compensation - Listing Agent to Redfin Corporation		
3,900.00		Compensation - Selling Agent to Your Home		

Seller		Description	Borrower	
Debit	**Credit**		**Debit**	**Credit**
		Commissions (continued)		
		Sold Guaranteed Realty		
		Government Recording and Transfer Charges		
		Recording Fees to Clerk of Superior Court	50.00	
		GRMA Fee to State of Georgia	10.00	
		Intangible Tax to Clerk of Superior Court	384.00	
		Transfer Tax to Clerk of Superior Court	130.00	
		Payoffs		
92,413.61		Payoff of First Mortgage Loan to Shellpoint Mortgage Loan Payoff 92,284.14 Additional Interest (From 03/05/26 To 03/16/26 @ 11.770000 Per Diem) 129.47 Total Payoff 92,413.61		
		Miscellaneous		
		Homeowner's Insurance Premium to State Farm Insurance Companies 12 months 11 LA X273 9	1,960.00	
3,100.00		Escrow Holdback to Landa App LLC - 8654 Ashley Way Douglasville Georgia LLC		

Seller			Borrower	
Debit	**Credit**		**Debit**	**Credit**
109,441.82	130,000.00	**Subtotals**	141,714.98	135,880.51
		Due from Borrower		5,834.47
20,558.18		**Due to Seller**		
130,000.00	130,000.00	**Totals**	141,714.98	141,714.98

ACKNOWLEDGMENT AND RECEIPT OF CLOSING DISCLOSURE/ALTA SETTLEMENT STATEMENT

Settlement Agent:	Lueder, Larkin & Hunter, LLC
Date:	March 6, 2026
Buyer:	Jessica Gay
Seller:	Landa App LLC - 8654 Ashley Way Douglasville Georgia LLC
Lender:	American Pacific Mortgage Corporation
Property Address:	8654 Ashley Way, Douglasville, GA 30134

Buyer and Seller acknowledge that each has received, reviewed, and approved the entries appearing on the Closing Disclosure and/or ALTA Settlement Statement, and each acknowledges receipt of a copy of same. Buyer acknowledges receipt of a copy of the Closing Disclosure, if any, at least three days prior to consummation of the loan transaction, and Buyer further acknowledges receipt and disbursement on his behalf of the loan proceeds in full. Seller acknowledges receipt and payment in full of the proceeds due Seller from the settlement. Seller warrants the accuracy of all payoff amounts for outstanding liens and encumbrances; if any deficiency occurs, Seller shall promptly remit the same to the Settlement Agent.

If the proration of taxes and assessments was made based on estimated amounts prior to receipt of current actual bills, Buyer and Seller agree to adjust the prorations shown on the Closing Disclosure and/or ALTA Settlement Statement between themselves when current actual bills are received. The payment of all outstanding taxes and assessments and re-assessments not paid at settlement are assumed by Buyer. The tax digest for some counties and municipalities has not been approved by the State. Buyer and Seller understand and acknowledge there may be additional real property taxes resulting from increased or amended assessments and agree to adjust the proration of taxes between themselves upon rebilling and Buyer and Seller hereby release Lueder, Larkin & Hunter, LLC from any liability or obligation relating thereto.

As a material part of the sale price and for value received, Seller assigns, transfers and conveys without recourse the liability for the payment of ad valorem taxes to Buyer, the vested transferee, and Buyer accepts the assignment and agrees to be responsible and to pay the ad valorem taxes concerning the property for the current tax year and for all future years as contemplated in O.C.G.A. § 48-3-3 (d).

Nothing herein shall relieve either party from any obligation to re-prorate property taxes based on actual tax bills differing from the estimated figures used to calculate property tax prorations on the closing statement.

Buyer and Seller acknowledge that Lueder, Larkin & Hunter, LLC and Lender make no representations as to the status of any outstanding or past due utility bills applicable to the property. The status of such items shall be determined by and are the responsibility of the Buyer and Seller.

Buyer and Seller agree that should any inadvertent errors or omissions later be discovered in any documents executed at settlement they shall promptly execute such corrective documents and remit such sums as may be required to adjust or correct such errors or omissions.

Buyer hereby acknowledges that a real property tax return and application for homestead exemption may be required by law and is to be filed with the county tax collector in which the property lies promptly after settlement, and that such filings are the sole responsibility of Buyer. Seller warrants that all required tax return and applicable exemption applications have been filed for the current tax year. Seller further agrees to reimburse Buyer for any penalties caused by Seller's failure to file a proper and timely return.

Buyer hereby acknowledges that Lueder, Larkin & Hunter, LLC is not responsible for verifying whether the property is subject to any code enforcement action by any municipality. If, prior to closing, Lueder, Larkin & Hunter, LLC is made aware of any pending code enforcement action or violation, Lueder, Larkin & Hunter, LLC will make attempts to determine the amounts owed or due, if any, and collect them from the Seller at closing. Buyer hereby acknowledges and understands that any attempt to collect any amounts owed or due is done so as a courtesy to the parties and shall not be construed as an affirmative obligation of Lueder, Larkin & Hunter, LLC. Furthermore, Buyer agrees to purchase the property subject to code enforcement actions, fines, or violations if not properly addressed or satisfactorily remedied.

Buyer and Seller hereby agree to indemnify and hold harmless Lueder, Larkin & Hunter, LLC and Windward Title, LLC for the subject property with respect to any code enforcement fines, penalties or actions that may have been due in the past, are currently due at the time of closing, or that may become due in the future.

The LIBOR index for short-term adjustable rate notes and other debt instruments will be replaced as of December 31, 2021. Buyer/Borrower acknowledges that a replacement for LIBOR has not yet been determined and Buyer/Borrower should seek appropriate counsel in order to negotiate with the Lender regarding the replacement index for their loan, if applicable. The law firm of Lueder, Larkin & Hunter, LLC does not represent the Buyer in today's transaction nor any future transaction where the negotiation of a LIBOR index replacement is at issue.

As part of the consideration of this sale, if any, the contract between the parties is by reference incorporated herein and made a part hereof; only the terms and conditions listed below shall survive the settlement and shall not merge upon delivery of the deed by Seller to Buyer; if no terms and conditions are listed below, then no contract terms and conditions shall survive. Items to survive: ALL ITEMS TO SURVIVE.

I/We understand that Lueder, Larkin & Hunter, LLC has substantial common ownership with Windward Title, LLC and that monies paid to Lueder, Larkin & Hunter, LLC may provide Windward Title, LLC a financial or other benefit.

BUYER:

Jessica Gay

Lueder, Larkin & Hunter, LLC

SELLER:

Landa App LLC - 8654 Ashley Way Douglasville Georgia LLC

BY:____________________
Sammiya Mujtaba
Manager